EXHIBIT 32

CERTIFICATION ACCOMPANYING FORM 10-K REPORT
OF SYNCORA HOLDINGS LTD.
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(Chapter 63, Title 18 U.S.C. §§1350(a) and (b))

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Chapter 63, Title 18 U.S.C. 1350(a) and (b)), each of the undersigned hereby certifies that the Annual Report on Form 10-K/A for the period ended December 31, 2008 of Syncora Holdings Ltd. (the “Company”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 9, 2009

/s/ Susan B. Comparato

SUSAN B. COMPARATO President, Acting Chief Executive Officer and General Counsel Syncora Holdings Ltd.

Dated: April 9, 2009

/s/ David Prager

DAVID PRAGER Third-Party Consultant (Principal Financial Officer) Syncora Holdings Ltd.

          A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Syncora Holdings Ltd. and will be retained by Syncora Holdings Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.